SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

THE FIRST BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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The First Bancshares, Inc.

Notice of Annual Meeting of Shareholders

to be held on May 25, 2017

Dear Fellow Shareholder:

We cordially invite you to attend the 2017 Annual Meeting of Shareholders of The First Bancshares, Inc., the holding company for The First, A National Banking Association. At the meeting, we will report on our performance in 2016. We are excited about our achievements in 2016 and our plans for the future. We look forward to discussing these with you. We hope that you can attend the meeting and look forward to seeing you there.

This letter serves as your official notice that the Company will hold the meeting on Thursday, May 25, 2017, at 11:30 a.m. Central Time at The University of Southern Mississippi, Scianna Hall, 118 College Drive, Hattiesburg, Mississippi 39406 for the following purposes:

1.	To elect the three (3) Class I director nominees and the one (1) Class II director nominee named in the accompanying Proxy Statement.
2.	To ratify the appointment of T.E. Lott & Company as the Independent Registered Public Accounting Firm for the Company.
3.	To approve, on an advisory basis, the compensation of the named executive officers of the Company.
4.	To approve, on an advisory basis, the frequency of an advisory vote on the compensation of the named executive officers of the Company.
5.	To vote on or transact any other business that may properly come before the meeting or any adjournment of the meeting.

Management currently knows of no other business to be presented at the meeting.

Shareholders owning the Company’s common stock of record at the close of business on March 31, 2017, are entitled to notice of and to attend and vote at the meeting. A complete list of these shareholders will be available at The First Bancshares, Inc.’s main office prior to the meeting.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 25, 2017

This Notice, the Proxy Statement for the annual meeting, proxy card and Annual Report to Stockholders for the year ended December 31, 2016, are available at www.edocumentview.com/FBMS. If you would like to receive a printed or emailed copy of the proxy materials, please follow the instructions set forth in the notice that was mailed to you.

It is important that your shares be represented at the annual meeting whether or not you are able to attend in person. Even if you plan to attend the meeting, after reading the accompanying proxy materials, the Company encourages you to promptly submit your proxy by Internet, telephone or mail as described on the accompanying proxy card.

By Order of the Board of Directors,

M. Ray (Hoppy) Cole, Jr.	E. Ricky Gibson
President and CEO	Chairman of the Board

Dated and Mailed on or about April 12, 2017, Hattiesburg, Mississippi

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The First Bancshares, Inc.

6480 U.S. Highway 98 West

Hattiesburg, Mississippi 39402

Proxy Statement for Annual Meeting of

Shareholders to be Held on May 25, 2017

INTRODUCTION

Date, Time, and Place of Meeting

The Annual Meeting of Shareholders of The First Bancshares, Inc. (the "Company"), the holding company for The First, A National Banking Association (the “Bank”) will be held at The University of Southern Mississippi, Scianna Hall, 118 College Drive, Hattiesburg, MS, on Thursday, May 25, 2017, at 11:30 a.m. Central Time, or any adjournment(s) thereof (the "Meeting"), for the purpose of considering and voting upon the matters set out in the foregoing Notice of Annual Meeting of Shareholders. This Proxy Statement is furnished to the shareholders of the Company in connection with the solicitation by the Board of Directors of proxies to be voted at the Meeting. This Proxy Statement summarizes the information that you need to know in order to cast your vote at the Meeting. You do not need to attend the Meeting in person to vote your shares of our common stock.

If you plan to attend the Meeting in person, please bring proper identification and, if your shares of our common stock are held in “street name”, meaning a bank, broker, trustee or other nominee is the shareholder of record of your shares, please bring acceptable proof of ownership, which is either an account statement or a letter from your bank, broker, trustee or other nominee confirming that you beneficially owned shares of our common stock on the record date, March 31, 2017. You can obtain directions to the Meeting by contacting Chandra Kidd at 601-268-8998.

In accordance with the rules of the U.S. Securities and Exchange Commission (the SEC), we are permitted to furnish proxy materials, including this proxy statement and our 2016 annual report, to shareholders by providing access to these documents online instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless requested. Instead, most shareholders will only receive a notice that provides instructions on how to access and review our proxy materials online. If you would like to receive a printed or emailed copy of our proxy materials free of charge, please follow the instructions set forth in the notice that was mailed to you to request the materials. This Proxy Statement is available to you online at www.edocumentview.com/FBMS.

The mailing address of the principal executive office of the Company is Post Office Box 15549, Hattiesburg, Mississippi, 39404-5549.

The approximate date on which this Proxy Statement and form of proxy are first being mailed or made available to shareholders is April 12, 2017.

Record Date; Voting Rights; Quorum; Matters to Be Considered at the Meeting; Vote Required

The record date for determining holders of outstanding stock of the Company entitled to notice of and to attend and vote at the Meeting is March 31, 2017 (the "Record Date"). Only holders of our common stock of record on the books of the Company at the close of business on the Record Date are entitled to notice of and to attend and vote at the Meeting or at any adjournment or postponement thereof. As of the Record Date, there were 9,144,412 shares of our common stock issued and outstanding, each of which is entitled to one vote on all matters. Shareholders do not have cumulative voting rights.

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Under Mississippi law and our by-laws, the holders of a majority of our common stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the Meeting. The inspector of election will determine whether a quorum is present at the annual meeting. If you are a beneficial owner (as defined below) of shares of our common stock and you do not instruct your bank, broker, trustee or other nominee how to vote your shares on any of the proposals, and your bank, broker, trustee or nominee submits a proxy with respect to your shares on a matter with respect to which discretionary voting is permitted, your shares will be counted as present at the Meeting for purposes of determining whether a quorum exists. In addition, shareholders of record who are present at the annual meeting in person or by proxy will be counted as present at the Meeting for purposes of determining whether a quorum exists, whether or not such holder abstains from voting on any or all of the proposals. Also, a “withhold” vote with respect to the election of a director nominee will be counted for purposes of determining whether there is a quorum at the Meeting, but will not be considered to have been voted for the director nominee.

At the Meeting, you will be asked to (1) elect three Class I director nominees and one Class II director nominee; (2) ratify the appointment of the independent registered public accounting firm of the Company; (3) approve, on an advisory basis, the compensation of our named executive officers; (4) approve, on an advisory basis, the frequency of future votes on the compensation of our named executive officers; and (5) consider any other matter that properly comes before the Meeting.

The Board of Directors recommends that you vote:

•	FOR the election of three Class I director nominees and one Class II director nominee recommended by the Board of Directors in this proxy statement;
•	FOR the ratification of the appointment of the independent registered public accounting firm of the Company;
•	FOR the approval, on an advisory basis, of the compensation of our named executive officers; and
•	In favor of holding an advisory vote on the compensation of our named executive officers EVERY YEAR.

We do not expect any matters to be presented for action at the Meeting other than the matters described in this Proxy Statement. However, if any other matter does properly come before the annual meeting, each of the proxy holders will vote any shares of our common stock, for which he holds a proxy to vote at the annual meeting, in his discretion. However, by signing, dating and returning a proxy card or submitting your proxy and voting instructions via the Internet or telephone, you will give to the persons named as proxies discretionary voting authority with respect to any matter that may properly come before the Meeting, and they intend to vote on any such other matter in accordance with their best judgment.

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes
No. 1: Election of three Class I director nominees and one Class II director nominee	For or withhold on each director nominee	Plurality of votes cast	N/A	No effect

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Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes
No. 2: Ratification of the appointment of the independent registered public accounting firm of the Company	For, against or abstain	Votes cast in favor exceed votes cast against	No effect	N/A

No. 3: Approval, on an advisory basis, of the compensation of our named executive officers	For, against or abstain	Votes cast in favor exceed votes cast against	No effect	No effect

No. 4: Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers	Shareholders may select whether such votes should occur every year, every two years or every three years, or shareholders may abstain from voting	Plurality of votes cast	No effect	No effect

Our directors are elected by a plurality of the votes cast. This means that the candidates receiving the highest number of “FOR” votes will be elected. Under our By-Laws, to decide any other matters that come before the Meeting the votes cast in favor of the matter must exceed the votes cast against the matter, unless a different vote is required by law, the Articles of Incorporation or the By-Laws. With respect to Proposal No. 4, although the vote is non-binding, the Board of Directors will consider the shareholders to have “approved” the frequency selected by a plurality of the votes cast; that is, the frequency receiving the highest number of affirmative votes.

Submitting Proxies and Voting Instructions

If your shares of our common stock are registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, you are the shareholder of record of those shares and these proxy materials have been mailed to you by the Company, as applicable. You may submit your proxy and voting instructions via the Internet, telephone or by mail as further described below. Your proxy, whether submitted via the Internet, telephone or by mail, authorizes M. Ray (Hoppy) Cole, Jr. to act as your proxy at the Meeting, with the power to appoint his substitute, to represent and vote your shares of our common stock as you directed, if applicable.

•	Submit Your Proxy and Voting Instructions via the Internet or over the telephone
▪	You may submit your proxy and voting instructions via the Internet or telephone until 1:00 a.m. Central Time on May 24, 2017.
▪	Please have your proxy card available and follow the instructions on the proxy card.
•	Submit Your Proxy and Voting Instructions by Mail
▪	Complete, date and sign your proxy card and return it in the postage-paid envelope provided.
▪	If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and your title or capacity.
▪	Your proxy card must be received prior to May 25, 2017 in order for your shares to be voted.

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▪	Proxy cards should be returned to Proxy Services, C/O Computershare Investor Services, P. O. Box 30202, College Station, TX 77842-9909.

If you submit your proxy and voting instructions via the Internet or telephone, you do not need to mail your proxy card. The proxies will vote your shares of our common stock at the Meeting as instructed by the latest dated proxy received from you, whether submitted via the Internet, telephone or by mail. You may also vote in person at the annual meeting.

If your shares of our common stock are held in a stock brokerage account by a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker, trustee or other nominee that is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee on how to vote your shares of our common stock via the Internet or by telephone, if the bank, broker, trustee or other nominee offers these options or by completing, signing, dating and returning a voting instruction form. Your bank, broker, trustee or other nominee will send you instructions on how to submit your voting instructions for your shares of our common stock.

Shares of common stock represented by properly executed proxies, unless previously revoked, will be voted at the Meeting in accordance with the directions therein. If a properly executed proxy is submitted but no voting instruction are specified, such shares will be voted as the Board of Directors recommends, namely FOR each director nominee listed in this Proxy Statement, FOR the ratification of the appointment of the independent registered public accounting firm, FOR the approval, on an advisory basis, of the compensation of our named executive officers and in favor of holding an advisory vote on the compensation of our named executive officers EVERY YEAR, and in the discretion of the person named in the proxy with respect to any other business that may come before the Meeting.

Unless a new record date is fixed, your proxy will still be valid and may be used to vote shares of our common stock at the postponed or adjourned annual meeting.

A proxy may be revoked by a shareholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A proxy shall also be revoked if the shareholder is present and elects to vote in person or notifies the Secretary of the Company in writing at the Meeting of your wish to revoke your proxy. Your attendance alone at the Meeting will not be enough to revoke your proxy.

Broker-Non-Votes

If you properly complete, sign, date and return a proxy card or voting instruction form, your shares of our common stock will be voted as you specify. If you are a shareholder of record and you make no specifications on your proxy card, your shares of our common stock will be voted in accordance with the recommendations of the Board of Directors, as provided above. If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our common stock for you, your shares of our common stock will not be voted with respect to any proposal for which the shareholder of record does not have discretionary authority to vote. Rules of the New York Stock Exchange (“NYSE”) determine whether proposals presented at shareholder meetings are “discretionary” or “non-discretionary.”  If a proposal is determined to be discretionary, your bank, broker, trustee or other nominee is permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your bank, broker, trustee or other nominee is not permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker, trustee or other nominee holding shares for a beneficial owner returns a valid proxy, but does not vote on a particular proposal because it does not have discretionary authority to vote on the matter and has not received voting instructions from the shareholder for whom it is holding shares.

Under the NYSE rules, the proposal relating to the ratification of the appointment of the independent registered public accounting firm of the Company is a discretionary proposal. If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares may be voted with respect to the ratification of the appointment of the independent registered public accounting firm.

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Under the rules of the NYSE, the proposals relating to the election of directors, the compensation of our named executive officers and the frequency of future advisory votes on the compensation of our named executive officers are non-discretionary proposals. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares will not be voted with respect to these proposals. Without your voting instructions, a broker non-vote will occur with respect to your shares on each non-discretionary proposal for which you have not provided voting instructions.

PROPOSAL 1 – Election of Directors

Current Membership on the Board of Directors

The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The current terms of the Class I directors will expire at the Meeting. The term of each of the Class II directors will expire at the 2018 annual meeting of shareholders and the term of each of the Class III directors will expire at the 2019 annual meeting of shareholders. Our current directors and their classes as of March 15, 2017 are as follows:

Class I	Class II	Class III

Gregory H. Mitchell (I)	Charles R. Lightsey (I)	David W. Bomboy, M.D. (I)
Ted E. Parker (I)	Fred A. McMurry (I)	E. Ricky Gibson (I)
J. Douglas Seidenburg (I)	Andrew D. Stetelman (I)	M. Ray (Hoppy) Cole, Jr.

(I)	indicates independent director under NASDAQ director independence standards.

On March 14, 2017, as permitted under our bylaws, the Board of Directors increased the size of the board from nine to ten members.

Gregory H. Mitchell, who has served on the Board of Directors since 2003, will cease being a director at the annual meeting. During his tenure, Mr. Mitchell has worked diligently to provide the Board of Directors with astute and independent insight and advice. The Board sincerely thanks Mr. Mitchell for his service and numerous contributions over the past 14 years.

Class I Director Nominees

At the Meeting, shareholders are being asked to elect three (3) Class I director nominees each to serve a three-year term, expiring at the 2020 annual meeting of shareholders, or until their successors are elected and qualified. The Class I director nominees are listed below. Ted E. Parker and J. Douglas Seidenburg each currently serve as a Class I director. Rodney D. Bennett has been recommended by the nominating committee, and does not currently serve on the Board of Directors but he does currently serve on the bank board.

Class I

Ted E. Parker (I)

J. Douglas Seidenburg (I)

Rodney D. Bennett, Ed.D (I)

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Class II Director Nominee

At the Meeting, shareholders are being asked to elect one (1) Class II director nominee to serve a one-year term, expiring at the 2018 annual meeting of shareholders, or until his successor is elected and qualified. The Class II director nominee is listed below. Thomas E. Mitchell does not currently serve on the Board of Directors but he does currently serve on the bank board. Mr. Mitchell has been recommended by the nominating committee and would fill the vacancy currently existing on the Board of Directors.

Class II

Thomas E. Mitchell (I)

The person named as proxy on the proxy card intends to vote your shares of our common stock for the election of the three Class I director nominees and the one Class II director nominee, unless otherwise directed. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. If, contrary to our present expectations, any director nominee is unable to serve or for good cause will not serve, your proxy will be voted for a substitute nominee designated by the Board of Directors, unless otherwise directed.

Vote Required to Elect Director Nominees

Under our by-laws, our directors are elected by a plurality of shares cast.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE THREE CLASS i director nomineeS, MESSRS. Bennett, parker and Seidenburg, and the one class II director nominee, mr. mitchell.

Information About Director Nominees and Continuing Directors

The following sets forth information we have obtained from the director nominees and continuing directors regarding: (a) their principal occupations for the last five years; (b) directorships they hold or have held within the last five years with other public companies, if any; (c) their ages at March 15, 2017; (d) the year they were first elected as a director; and (e) a description of positions and offices they hold with the Company or the Bank (other than as a director), as applicable. The below also sets forth the director’s particular experience, qualifications, attributes, or skills that, when considered in the aggregate, led the Board of Directors to conclude that the person should serve as a director of the Company:

Information about Director Nominees

Class I Director Nominees

Rodney D. Bennett, Ed.D, 50, does not currently serve on the Board of Directors but he does currently serve on the bank board.

Background: Since 2013, Dr. Bennett has served as the President of The University of Southern Mississippi in Hattiesburg, Mississippi. In this role, he is responsible for the management and administrative oversight of every facet of institutional operations on two campuses. He is affiliated with the American College Personnel Association, the New President’s Academy Advisory Committee, American Association of State Colleges and Universities, the NCAA/Conference USA, as well as numerous other organizations.

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Experience/Qualifications/Skills: Dr. Bennett’s background and numerous affiliations provide the board with a broad range of experience and knowledge of organizational management.  His insight will provide significant value to the board.

Ted E. Parker, 57, has been a director of the Company since 1995 and is also a director of the bank.

Background: Mr. Parker attended the University of Southern Mississippi and served as a licensed commodity floor broker at the Chicago Mercantile Exchange. He has been in the stocker-grazer cattle business for more than 30 years. He is currently serving on Bayer Animal Health Advisory Board and on the Marketing and International Trade Committee of the National Cattleman’s Beef Association. He has served as a board member of Farm Bureau Insurance. He is a member of the National Cattlemen's Association, the Texas Cattle Feeders Association, Covington County Cattlemen’s Association, and the Seminary Baptist Church.

Experience/Qualifications/Skills: Mr. Parker has served on the board of the Company since its inception in 1995. His experience in the cattle business provides the board with insight into the needs of the agricultural community in the Company’s markets. He is very familiar with the market in which he lives and works and is also very involved in his community.

J. Douglas Seidenburg, 57, has been a director of the Company since 1998 and is also a director of the bank.

Background: Mr. Seidenburg is the owner and president of Molloy-Seidenburg & Co., P.A. He has been a CPA for more than 30 years. Mr. Seidenburg is involved in many civic, educational, and religious activities in the Jones County area. Past activities include serving as president of the Laurel Sertoma Club, president of the University of Southern Mississippi Alumni Association of Jones County, one of the founders of First Call for Help, a local United Way Agency started in 1990, treasurer of St. John's Day School, director of Leadership Jones County and Future Leaders of Jones County. Mr. Seidenburg is a graduate of the University of Southern Mississippi, where he earned a B.S. degree in Accounting. Mr. Seidenburg served as director of the Laurel bank prior to consolidation.

Experience/Qualifications/Skills: Mr. Seidenburg has served on the board of the Company since 1998. He is Chairman of the Audit Committee and serves as the Financial Expert. His experience as a CPA and his knowledge of corporate governance help provide the board with an understanding of financial and accounting issues that are faced in today’s business environment.

Class II Director Nominee

Thomas E. Mitchell, 69, does not currently serve on the Board of Directors but he does currently serve on the bank board.

Background: Mr. Mitchell is a resident of Bay Minette, Alabama, joined the Board of Directors of The First, A National Banking Association in July, 2016. He is President of Stuart Contracting Co., Inc. in Bay Minette which is a major area contractor known for large-scale school, government, industrial and commercial projects of all types. Mr. Mitchell is involved in numerous other partnerships and companies and is a part owner in a number of shopping center projects and office parks and various other residential and commercial projects in Alabama. He is a member of First Baptist Church of Bay Minette where he serves on the Board of Deacons.

Experience/Qualifications/Skills: Mr. Mitchell formerly served on the Board of Directors of SouthTrust Corporation and serves as director for American Fidelity Insurance Company. The Board feels that Mr. Mitchell’s vast business experience as well as his knowledge of the Alabama and Florida markets will be an asset. Mr. Mitchell’s experience will provide the board with insight into the trends, risks, etc. of the market in which he lives and works.

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Information about Continuing Directors

David W. Bomboy, M.D., 71, has been a director of the Company since 1995 and is also a director of the bank.

Background: Dr. Bomboy is a lifelong resident of Hattiesburg, Mississippi. He received a B.S. with honors in Pre-Medicine from the University of Mississippi in 1968 and earned an M.D. degree from the University of Mississippi Medical Center in 1971. Dr. Bomboy completed his orthopedic surgical training at the University of Mississippi in 1976. He is a board-certified orthopedic surgeon and has practiced orthopedics in southern Mississippi for 41 years. Dr. Bomboy is a member of the Mississippi State Medical Association, the American Medical Association, and the Mississippi Orthopedic Society and is past president. He served as president of the Methodist Hospital Medical Staff.

Experience/Qualifications/Skills: Dr. Bomboy has served on the board of the Company since its inception in 1995. He is the sole physician on the Company’s board which enables him to bring a different perspective to the challenges the board faces. His background, experience, and knowledge of the medical and business communities are important in the board’s oversight of management. His past involvement in real estate development adds another perspective to board discussions.

M. Ray (Hoppy) Cole, Jr., 55, served as director of the Company from 1998 to 1999, and then from 2001 through the present and currently serves on the board of the bank.

Background: Mr. Cole currently serves as CEO and President of the bank and the Company. Prior to joining the bank in September 2002, Mr. Cole was Secretary/Treasurer and Chief Financial Officer of the Headrick Companies, Inc. for eleven years. Mr. Cole began his career with The First National Bank of Commerce in New Orleans, Louisiana and held the position of Corporate Banking Officer from 1985-1988. In December of 1988, Mr. Cole joined Sunburst Bank in Laurel, Mississippi serving as Senior Lender and later as President of the Laurel office. Mr. Cole graduated from the University of Mississippi where he earned a Bachelor's and Master's Degree in Business Administration. Mr. Cole also attended the Stonier Graduate School of Banking at the University of Delaware. He also served as a director of the Company’s Laurel bank prior to consolidation.

Experience/Qualifications/Skills: Mr. Cole has served on the board of the Company for more than fifteen years. Mr. Cole’s years of experience in banking as well as his experience as CFO of a large company lend expertise to the board. His insight is an essential part of formulating the Company’s policies, plans and strategies.

E. Ricky Gibson, 60, serves as Chairman of the Board and has been a director of the Company since 1995 and is also a director of the bank.

Background: Mr. Gibson has been president and owner of N&H Electronics, Inc., a wholesale electronics distributor, since 1988 and of Mid South Electronics, a wholesale consumer electronics distributor, since 1993. He attended the University of Southern Mississippi. He is a member of Parkway Heights United Methodist Church.

Experience/Qualifications/Skills: Mr. Gibson has served on the board of the Company since its inception in 1995. As the owner of wholesale electronics distributorships, Mr. Gibson is knowledgeable about all aspects of running a successful business and he understands the challenges business owners face. Also, he has developed an understanding of the Company’s bank and the banking industry in general, particularly in the area of audit and executive compensation. He serves as Chairman of the Board of both the Company and the bank and has served as chairman of the bank audit committee and is chairman of the compensation committee.

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Charles R. Lightsey, 77, has been a director of the Company since 2003 and is also a director of the bank.

Background: Mr. Lightsey owns his own business as a Social Security Disability Representative. Mr. Lightsey worked with the Social Security Administration for 39 years, serving as District Manager of the Laurel Office for 32 years. He is a recipient of The Commissioner's Citation, the highest accolade accorded by the SSA. His community involvement includes serving as a former deacon of the First Baptist Church of Laurel, member and Board of Directors of the Laurel Kiwanis Club, president of the Laurel-Jones County Council on Aging, member of the Pine Belt Mental Health Association Council and Chairman of the Federal, State and Local Government United Way. He received his degree in Management and Real Estate from the University of Southern Mississippi in 1961.

He currently serves on the Laurel Advisory Board. Mr. Lightsey served on the board of the Company’s Laurel bank prior to consolidation.

Experience/Qualifications/Skills: Mr. Lightsey has served on the Company’s board since 2003. His background as a manager with the Social Security Administration and his ownership of a business provide the board with a broad range of knowledge and business acumen. His business experience has equipped him with the skills necessary to be a leader on the board and to serve as chairman on two board committees.

Fred A. McMurry, 52, has been a director of the Company since 1995 and is also a director of the bank.

Background: Mr. McMurry is a lifetime resident of the Oak Grove area. He is currently President and General Manager of Havard Pest Control, Inc. with over 33 years of experience in this family-owned business. He also serves on the board of the Bureau of Plant Industry of the Mississippi Department of Agriculture and Commerce and the Dixie National Junior Livestock Sales Committee. He served as President of the Lamar County 4-H. In addition, he is President of West Oaks, LLC. and Vice President of Oak Grove Land Company, Inc.

Experience/Qualifications/Skills: Mr. McMurry has been a director of the Company since its inception in 1995. He contributes his extensive knowledge of the Lamar County area of Mississippi, which is one of the Company’s primary markets. His many years of experience in family-owned businesses give him a broad understanding of the needs of the Company’s customers as well as insight into the economic trends in the area. He also has been involved in real estate development which adds value to loan discussions.

Andrew D. Stetelman, 56, has been a director of the Company since 1995 and is also a director of the bank.

Background: Mr. Stetelman is the third generation of his family in London and Stetelman Realtors. He graduated from the University of Southern Mississippi in 1983. He has served in many capacities with the National, State, and Hattiesburg Board of Realtors, and is past president and the Realtor of the Year in 1992 of the Hattiesburg Board of Realtors and the first Mississippi Commercial Realtor of the Year. He presently serves as the chairman of the Hattiesburg Convention Center, is a board member for the Area Development Partnership, and is a member of the Kiwanis International.

Experience/Qualifications/Skills: Mr. Stetelman has been a director of the Company since its inception in 1995. His experience in commercial real estate and real estate investments provides the board with insight in the trends and risks associated with residential, rental, and commercial real estate within all of the Company’s markets. His advice on all real estate issues is very valuable to the board.

Information about the Non-Director Executive Officer of the Company

Dee Dee Lowery, CPA, 50, serves as Executive Vice President and Chief Financial Officer of the Company and the bank.

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Background: Prior to joining the bank in February 2005, Ms. Lowery was Vice President and Investment Portfolio Manager of Hancock Holding Company from 2001 to 2005. Ms. Lowery began her career in 1988 with McArthur, Thames, Slay and Dews, PLLC as a staff accountant until joining Lamar Capital Corporation in 1993. From 1993 until the merger in 2001 with Hancock Holding Company, Mrs. Lowery held several positions beginning with Internal Auditor from 1993 to 1995, Comptroller from 1995 to 1998 and then Chief Financial Officer and Treasurer from 1998 to 2001. Ms. Lowery graduated from the University of Southern Mississippi where she earned a Bachelor’s Degree in Business Administration with an emphasis in Accounting. Mrs. Lowery is on the Advisory Board for the Business School at the University of Southern Mississippi. Ms. Lowery is a member of the MS Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Ms. Lowery is a member of the Rotary Club of Petal and serves on the board for the Petal Children’s Task Force. Mrs. Lowery is also an active member of The Turning Pointe Church.

Family Relationships

M. Ray (Hoppy) Cole, Jr., Director, CEO and President of the Company and the Bank, is the son of Ellen Cole, President, Pascagoula Branch and the father of Milton R. (Mit) Cole, III, President, Laurel Branch. E. Ricky Gibson, Chairman of the Board and Director, is the father-in-law of Chase Blankenship, VP and Commercial Lender in Hattiesburg, MS.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the named executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers are similar to those provided to other executive officers in publicly traded financial institutions.

On February 6, 2009, the Company became a participant in the U.S. Treasury’s Troubled Asset Relief Program (“TARP”) by participating in the Capital Purchase Program. On September 29, 2010, the Company refinanced the Company’s Capital Purchase Program funding into Community Development Capital Initiative funding. The Community Development Capital Initiative is also a TARP program. On December 6, 2016, the Company entered into that certain Securities Purchase Agreement, dated December 6, 2016, pursuant to which the Company repurchased all 17,123 shares of its Series CD Preferred Stock from the United States Treasury Department. Therefore, as of December 6, 2016 the Company no longer has any shares of Series CD Preferred stock issued or outstanding and no longer participates in the TARP program. Although the limitations and restrictions imposed on the Company under TARP will no longer apply to the Company going forward, because the Series CD Preferred Stock was outstanding for nearly all of 2016, The First Bancshares, Inc. and certain of the Company’s employees were subject to compensation related limitations and restrictions for the period that we continued to participate in TARP (referred to herein as the “TARP Period”). The TARP compensation limitations and restrictions included the following:

•	Except in limited circumstances, the Company’s most highly compensated employee (as determined on an annual basis) is prohibited from receiving cash bonus payments during the TARP period. Mr. Cole was subject to this limitation during 2016.

•	Except in limited circumstances, the Company’s Named Executive Officers (NEOs) and the Company’s next five most highly compensated employees (each as determined on an annual basis) are prohibited from receiving any severance payments upon a termination of employment or any payments triggered by the occurrence of a change in control.

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•	The Company’s NEOs and next 20 most highly compensated employees are subject to a “clawback” of incentive compensation if that compensation is based on materially inaccurate financial statement or performance metrics. Further, no one in this group of employees may receive any tax gross-up payment during the TARP period.

•	The Company is limited to an annual tax deduction of $500,000 with respect to the compensation paid to each of the Company’s NEOs.

The TARP rules further required the Company to adopt an “Excessive or Luxury Expenditure Policy.” The Company’s Board of Directors has complied with this requirement and the policy is located on the Company’s website, www.thefirstbank.com on the Investor Relations page. It is the intent of the Company’s Board of Directors that the policy remain in full force and effect for the duration of the TARP period. The policy covers, in particular, entertainment or events, office and facility renovations, aviation or other transportation services and other similar items, activities or events for which the Company may reasonably anticipate such expenditures that are not reasonable expenditures for staff development, reasonable performance incentives, or other similar reasonable measures conducted in the normal course of the Company’s business operations. All of the Company’s employees are required to comply with the policy. The Company’s Chief Executive Officer and Chief Financial Officer are primarily accountable for ensuring adherence to the policy and for certifying that prior approval for any expenditure requiring such prior approval was properly obtained.

In addition to the foregoing limitations and restrictions, the TARP rules and regulations require the Committee to undertake a semi-annual risk assessment with respect to certain of the compensation plans, programs and arrangements maintained by the Company, regardless of whether the individual employee(s) covered by the plan, program or arrangement is a NEO. The risk assessments are intended to reduce the chance that any employee will be incentivized to take unacceptable risks in order to maximize his or her compensation under such plans, programs and arrangements.

As the TARP final rules were implemented in 2009, the Committee regularly discussed its compliance obligations with respect to the Company’s executive compensation programs at each committee meeting. The Committee has depended upon guidance from the Company’s legal counsel to fully interpret the extent of the application of each of these requirements in the Company’s executive compensation programs.

On a related note, in June 2010, federal banking regulators issued final interagency guidance that set forth a framework for assessing the soundness of incentive compensation plans, programs and arrangements maintained by financial institutions. The guidance focuses on balanced risk-taking incentives, compatibility with effective controls and risk management, and strong corporate governance.

The Compensation Committee believes that an awareness and assessment of the impact of risk has always been, and will continue to be, a component of its analysis of executive compensation. As such, the Committee recognizes the role of risk assessment in the overall processes and procedures for establishing such executive compensation. In this regard, the Committee believes that the TARP semi-annual risk assessment and the Federal Reserve’s rules will serve as a framework for reconfirming the appropriateness of the process and procedure the Committee has previously followed in reaching its decisions with respect to compensation related matters.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2016 as well as the other individuals included in the Summary Compensation Table are referred to as the “named executive officers” or “NEOs”.

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Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns the interests of the executive officers with the Company’s overall business strategy, values and management initiatives. The Company’s compensation policies are intended to reward executives for strategic management and the enhancement of shareholder value and support a performance-oriented environment that rewards achievement of internal goals. The Company has also adopted a Compensation Philosophy that provides guidance to the Committee when making decisions surrounding the compensation of the NEOs. Our philosophy generally targets near the market (peer) median for NEO base salaries with a strong emphasis on incentive compensation programs that provide an alignment between pay and performance.

The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of peer companies. To that end, the Committee believes in rewarding the NEOs with reasonable incentive compensation awards if Company performance meets budget and is comparable to peer group data. This is a critical piece in the compensation plan design at the Company and is realized through the ability of the NEOs to annually earn both short-term (cash) and long-term (stock-based) incentive payouts when performance justifies such awards.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards to all named executive officers of the Company. Decisions regarding the non-equity compensation of other executive officers are made by the Committee and the Chief Executive Officer.

The Committee and the Chief Executive Officer annually review the performance of each of the named executive officers (other than the Chief Executive Officer whose performance is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Setting Executive Compensation

At our annual meeting of shareholders held in 2016 and as required by the “say-on-pay” rules of the Securities and Exchange Commission, we sought the approval, on an advisory basis, of our shareholders, concerning our executive compensation program as described in the proxy statement for that meeting. A vast majority (approximately 74%) of our shareholders whose shares were present at the 2016 annual meeting and who voted (or affirmatively abstained from voting (excluding broker non-votes)) on the say-on-pay proposal voted to approve such compensation. As a result, the Compensation Committee did not implement any specific changes to our executive compensation programs as a result of the 2016 shareholder advisory vote. The Compensation Committee intends to monitor the results of this year’s “say-on-pay” proposal vote and to incorporate such results as one of many factors considered in connection with the discharge of its responsibilities, although no such factor will likely be assigned a quantitative weighting.

Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. To that end, the Committee has retained Blanchard Consulting Group, an independent third party consultant to provide research for benchmarking purposes related to executive compensation. Additionally, the Company subscribes to and participates in the Mississippi Bankers Association survey, which provides the Committee with comparative compensation data from the Company’s market areas and its peer groups. This information is used by the Committee to ensure that it is providing compensation opportunities comparable to its peer group, thereby allowing the Company to retain talented executive officers who contribute to the Company’s overall and long-term success.

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The services provided by the independent third-party consultant , Blanchard Consulting Group, were used as the basis of comparison of compensation between the Company and the companies in the Compensation Peer Group. Blanchard Consulting Group had no conflicts of interests.

In 2013 the Committee engaged Blanchard Consulting Group to conduct an executive total compensation review. This review focused on salary, cash compensation (salary plus bonus and/or annual cash incentive), direct compensation (cash compensation plus long-term incentives), and total compensation (direct compensation plus retirement benefits and any other compensation) for the NEOs. Results from this 2013 study were reviewed by the Committee in considering salary adjustments and executive total compensation targets for 2013, 2014, 2015 and 2016. In 2016, the Committee again utilized Blanchard Consulting Group to assess CEO base salary as compared to a peer group of eight publicly traded banks. The peer companies include the following:

1	MSL	MidSouth Bancorp Inc.
2	FFKT	Farmers Capital Bank Corp.
3	WBHC	Wilson Bank Holding Company
4	FGBI	First Guaranty Bancshares Inc.
5	HBOS	Heritage Financial Group Inc.
6	CBAN	Colony Bankcorp Inc.
7	FFMH	First Farmers and Merchants Corporation
8	CHFN	Charter Financial Corporation

Independent Compensation Consultant

Blanchard Consulting Group is a national firm with an exclusive focus on the banking and financial services industry. Blanchard Consulting Group does not provide any services to the Company besides compensation consulting services. Blanchard Consulting Group reports directly to the Compensation Committee. The Compensation Committee and executive management utilized Blanchard Consulting Group’s reports and reviews to assist with decisions during 2016 but did not solely rely on them. The ultimate decisions made by the Committee and management were a balance between internal views and strategy along with the outside perspective of our independent consultant.

Compensation Policies and Practices as They Relate to Risk Management

As participants in TARP, during 2016, the Company was subject to the executive compensation requirements of the Emergency Economic Stabilization Act of 2008 (“EESA”) and as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”). In compliance therewith the Committee of the Board of Directors of the Company meets at least semi-annually to discuss and evaluate employee compensation plans in light of its assessment of risk posed to the Company from such plans and to ensure compliance with executive compensation rules and regulations implemented under EESA and ARRA. The Committee met twice in 2016 to review the Company’s compensation plans and determined that the Company had no compensation plans that would encourage manipulation of reported earnings to enhance compensation or encourage unnecessary or excessive risk-taking. The compensation plans at the Bank also use a proper balance of profitability and strategic goals (such as core deposit growth, asset quality, and audit/compliance) to ensure the officers of the Bank are focusing both on profits and strategic goals that are linked to the long-term viability of the organization. The Committee has determined that there are no compensation policies or procedures that are likely to have a material adverse effect on the Company.

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In addition, the Committee has incorporated restricted stock into the compensation package for the top executive officers to tie a portion of their total compensation package to the long-term performance of the Bank. The Committee utilizes a vesting provision with these equity grants to help retain key officers and allow these amounts to be eligible for any clawback policies implemented by the Board.

2016 Executive Compensation Components

Historically, and for the fiscal year ended December 31, 2016, the principal components of compensation for named executive officers were:

•	base salary;

•	performance-based cash incentive bonus compensation;

•	equity incentive compensation;

•	retirement and other benefits; and

•	perquisites and other personal benefits.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. When determining salary increases, the Committee uses a Compensation Philosophy that targets the median (50th percentile) of the competitive market for executives that are meeting performance expectations and the upper quartile of market (or the base salary range) for executives that are high performers or exceeding performance expectations. Base salary ranges for named executive officers are determined for each executive using market research and based on his or her position and responsibility.

During its review of base salaries for executives, the Committee primarily considers: 1) performance of the Company; 2) market data provided by the Company’s outside consultants; 3) internal review of the executive’s compensation, both individually and relative to other officers; and 4) individual performance of the executive. Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries of the named executive officers are based on the Committee’s assessment of the individual’s performance. The Committee recommended to the Board that the CEO's and each named executive officer's 2016 salary be disclosed in the Summary Compensation Table (shown later in this document), and the Board accepted this recommendation. The base salary adjustments for each named executive officer for 2016 (as compared to their base salaries in 2015) ranged from approximately 3.00% to 7.02% of salary.

Performance-Based Cash Incentive Bonus Compensation

The Company has established an incentive bonus compensation plan that is based upon individual performance as well as team and corporate performance. All named executive officers, except for the Chief Executive Officer, as he did not have a cash incentive plan for 2016, in the Company have unique performance goals in up to seven (7) categories. The incentive plan provides each eligible officer with a "balanced scorecard" for their short-term cash incentive award. The "balanced scorecard" establishes specific corporate and shareholder-related performance goals balanced by the officer's area of responsibility, his or her business unit, and his or her expected individual level of contribution to the Company's achievement of its corporate goals. Cash incentive payments that are authorized to be paid to eligible officers under the performance incentive plan are payable on an annual basis during the year following the year in which the services were performed and are contingent only upon such executive officer's continued employment with the Company through the date of payment.

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During the first quarter of 2016, the Board (by the vote of the members of the Board who are not "interested directors" within the meaning of NASDAQ's independence rules, and at the recommendation of the Committee) established short-term cash incentive awards for executive officers as percentages of their 2016 base salary (with maximum earning opportunities that ranged from 10% to 30% of base salary, depending upon the executive). The individual measures utilized in the plan design include a balance of profitability and strategic bank goals that relate primarily to sales, service quality, regulatory compliance, timeliness, and financial goals. The particular measures on an individual’s performance depend on the actions that are determined to be most important for that individual to achieve for the current year. The estimated bonus payouts are accrued throughout the year. Cash bonuses may be granted to executives at each year end depending on the achievement of performance targets that include growth, profitability, and quality control measures. The Company’s Chief Executive Officer did not have a cash incentive plan during 2016. Performance goals for the NEOs included in the cash-based incentive plan for 2016 include Bank net income, loan growth, deposit growth, credit quality, audit results, compliance results, and individual performance. The Bank exceeded profitability goals and met or exceeded a majority of the department and individual goals in 2016; therefore, the cash-based annual incentive payouts for the NEOs were near the maximum payout levels for most officers.

For the year ended December 31, 2016, the following cash bonuses were awarded:

M. Ray (Hoppy) Cole, Jr.	$0.00
Donna (Dee Dee) Lowery	27,450.00
W. Wade Neth (1)	17,039.34
Ray L. Wesson, Jr. (1)	15,759.00
Douglas Eric Waldron (1)	16,623.00

(1) W. Wade Neth, Ray L. Wesson, Jr. and Douglas Eric Waldron are executive officers of the bank and not the holding company.

Equity Incentive Compensation

2007 Stock Incentive Plan

In 2007, the Company adopted The First Bancshares, Inc. 2007 Stock Incentive Plan (the “2007 Plan”)., and in 2014, the plan was amended to add an additional 300,000 shares. The 2007 Plan provides for the issuance of up to 615,000 shares of Company Common Stock, $1.00 par value per share. Shares issued under the 2007 Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

Awards of Company Common Stock under the 2007 Plan may take the form of a stock option, including an incentive stock option (a stock option which meets the applicable requirements of the Internal Revenue Code), stock appreciation rights (an award entitling a holder to receive an amount in cash, Company Common Stock, or a combination of both determined by reference to the excess of the fair market value of a specified number of shares of Company Common Stock over a specified price which shall not be less than the fair market value of such shares as of the date of the grant), restricted stock awards (a transfer of shares subject to certain restrictions on transfer or other incidents of ownership or subject to specified performance standards), dividend equivalent rights (an award entitling a holder to receive an amount in cash, Company Common Stock, or a combination of both determined by reference to the cash dividends paid on a specified number of shares of Company Common Stock from the date of grant), performance unit awards, restricted stock units or other stock-based awards (including without limitation, awards entitling recipients to receive shares of Company Common Stock to be delivered in the future) (collectively referred to as "Awards").

During the first quarter of 2016, the Board (by the vote of the members of the Board who are not "interested directors" within the meaning of NASDAQ's independence rules, and at the recommendation of the Committee) established long-term equity incentive awards for executive officers using shares of restricted stock (with maximum earning opportunities that ranged from up to 10,717 shares for the CEO and up to 4,000 shares for the other NEOs). The Committee utilized restricted stock to help preserve shares in the 2007 Plan as compared to using stock options and to have a stronger immediate retention vehicle for key officers. Similar to the cash-based annual incentive plan, a pay-for-performance approach is used to determine the amount of equity awards granted to each plan participant. The performance goals utilized in the long-term plan design are linked to both corporate and shareholder performance criteria and include bank net income, asset growth and credit quality. For each of these criteria, the maximum performance level was achieved in 2016; therefore, based upon the recommendation from the Committee, the Board approved the maximum amount of shares to be granted to each officer.

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For the year ended December 31, 2016, the following restricted stock grants were awarded:

Granted for 2016
M. Ray (Hoppy) Cole, Jr.	10,717
Donna ( Dee Dee) Lowery	4,000
W. Wade Neth (1)	4,000
Ray L. Wesson, Jr. (1)	4,000
Douglas Eric Waldron (1)	4,000

As of December 31, 2016, there were a total of 197,145 restricted stock awards which have been granted under the 2007 Plan and no other type awards have been granted under the 2007 Plan.

Vesting and Retention Provisions Applicable to Equity Awards

The Company has implemented a policy that all shares granted through the 2007 Plan will include at least a three year vesting provision, unless extraordinary circumstances are determined by the Board. The Equity Awards earned beginning in 2014 (consisting of the Restricted Stock Awards) will vest and be paid, assuming the continued service of each of the holders through such vesting date, as follows: Awards will vest five years from date of grant. Vesting of such Equity Awards will be accelerated in the event of the holder's death or disability while in the service of the Company or upon such other event as determined by the Committee in its sole discretion. The Company has also implemented a double trigger change-in-control provision in the 2007 Plan where unvested shares of stock granted through the plan will be accelerated upon a change in control if the executive is terminated without cause as a result of the transaction (as long as the shares granted remain part of the Company or are transferred into the shares of the new company). Unvested shares issued as Restricted Stock Awards must be retained by the executive officer subject to the clawback and forfeiture provisions applicable to such shares, and therefore may not be sold, pledged or otherwise transferred or hedged during the vesting periods.

In addition, the Committee has established expectations for ownership of our common stock by our CEO and Corporate Officers. Under these guidelines, our CEO is expected to attain an investment position in our common shares equal to two times his or her base salary and our Corporate Officers are expected to attain an investment position in our common shares equal to one times his or her base salary. Exceptions to these ownership guidelines may be approved by Compensation Committee for good reason.

Clawback, Repricing, Underwater Grant Buyback and Hedging Policies

As a matter of policy, we expect incentive awards of executive compensation that are made on the basis of financial metrics to be structured with “clawback” provisions that would allow the Company to recoup awards under certain circumstances such as a material misstatement of financial performance. The Committee plans to include “clawback” provisions in all short-term and long-term incentives utilized in 2017.

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We also have a philosophy that we will not reprice options, stock appreciation rights, or other equity awards, the value of which derives from the value of our common shares, on account of declines in our stock price, or buy back “underwater” stock options from those who hold option grants for cash. The Company’s Board has approved an amendment to the 2007 Plan to prohibit repricing of equity awards granted under the plan and to prohibit the cash buyback or exchange for other stock awards of underwater options and stock appreciation rights.

Certain transactions in the Company’s equity securities, or which are linked to the value of the Company’s equity securities, may be considered “short term” or “speculative” in nature. These transactions may create the appearance that they were based on non-public information or that the incentives of the employees are no longer aligned with, and may in fact be opposed to, the interests of the Company and its shareholders. As a result, the Board of Directors has implemented a policy that prohibits Directors and Corporate Officers from undertaking these types of transactions, including hedging, holding stock in a margin account, or pledging stock as collateral for a loan.

Retirement and Other Benefits

All employees of the Company, including named executive officers, are eligible to participate in the The First Bancshares, Inc. 401K Plan and Trust. We adopted the 401(k) plan to enable employees to save for retirement through a tax-advantaged combination of employee and Company contributions and to provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. The 401(k) plan allows eligible employees to elect to contribute up to 100% of their eligible compensation, up to the annual IRS dollar limit. Eligible compensation generally means all wages, salaries and fees for services paid by us. We contribute 50% of employee’s deferral (up to a maximum of 6%) for each eligible employee per year to their 401(k) plan.  We may also elect to make a discretionary profit sharing contribution for each eligible employee. In 2016, our employer contribution was $339,200.33, which was the employer matching contribution.

The Company sponsors an Employee Stock Ownership Plan (ESOP), which was established in 2006 for employees who have completed one year of service for the Company and attained age 21. Employees become fully vested after five years of service. Contributions to the plan are at the discretion of the Board of Directors. At December 31, 2016, the ESOP held 5,771 shares of Company common stock and had no debt obligation. In 2016 our contribution to the ESOP was $3,000.

Supplemental Executive Retirement Plans

The named executives participate in a Supplemental Executive Retirement Plan (SERP) with the Company that provides for a supplemental retirement benefit in the fixed amount of $164,110 for Mr. Cole, $89,140 for Ms. Lowery, and $12,000 each for Mr. Neth, Mr. Wesson, and Mr. Waldron per year for fifteen years. Mr. Cole and Ms. Lowery are both 20% vested in the benefit and Mr. Neth, Mr. Wesson and Mr. Waldron are 0% vested. Amounts become payable upon their death, disability, termination of employment, or retirement. The arrangement constitutes a non-qualified deferred compensation plan. The benefit is forfeited in the event of termination for "Cause" as described in the agreement. Except in cases of death or disability, the benefit will commence on the first day of the month following their 65th birthday. This plan is in technical compliance with requirements of section 409A of the Internal Revenue Code of 1986.

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

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The named executive officers participate in the Company’s broad-based employee benefit plans, such as medical, dental, supplemental disability and term life insurance programs. Some of the named executive officers are provided use of company automobiles. The vehicles are provided primarily for their business travel. Personal use is taxed through the Company’s payroll process. Certain named executive officers and other members of senior management are entitled to receive a cash payment upon such executive’s death through the split dollar death benefit funded by bank owned life insurance.

Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2016, are included in the “Summary Compensation Table”.

The Company has entered into a change of control agreement as part of the Employment Agreement with its President and CEO, and the Company has agreed to take certain actions upon a change of control with respect to other key employees. The change of control provisions are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change in Control”.

Employment Agreement with Mr. Cole

In connection with his election as President and CEO of the Bank, the Bank and Mr. Cole entered into a new employment agreement, effective May 31, 2011 (the “Agreement”). The Agreement provides for Mr. Cole to serve as President and CEO of the Bank for a term of three years beginning January 1, 2011, with an automatic rolling three-year extension, unless either the Bank or Mr. Cole provides 90 days’ notice of non-extension, in which case the Agreement would expire at the end of the then-current term. No prior notice is required in the case of termination for Cause.

Mr. Cole is paid a base salary currently of $360,374.74 annually, subject to annual review as the Board of Directors may determine. Mr. Cole is eligible to earn an annual cash bonus, although Mr. Cole has not received a cash bonus while the Company has participated in the Community Development Capital Initiative under the TARP program. Mr. Cole is also eligible to receive equity compensation awards on such basis as the Board of Directors determines and is eligible to participate in any benefit plans or programs that are offered to senior executives generally.

On any cessation of employment, Mr. Cole will be entitled to his earned but unpaid base salary. Mr. Cole will be entitled to additional severance benefits in the event his employment ends as a result of his death or disability, or in the event his employment is terminated by the Bank without Cause whether in connection with a change in control of the Bank or not, or in the event Mr. Cole resigns for Good Reason whether in connection with a change in control of the Bank or not.

Under the Agreement, Mr. Cole is subject to standard confidentiality, non-solicitation and non-competition obligations during the term of the Agreement and for at least one (1) year after his employment ends. As partial consideration for these obligations after his employment ends, if Mr. Cole’s employment is terminated by the Bank without Cause or if he resigns for Good Reason, in addition to Mr. Cole’s then accrued annual salary and bonus, he will be entitled to payments equal to the greater of (i) the remaining cumulative salary that would have been paid to Mr. Cole if he had remained employed by the Bank until the end of the then current term or (ii) one and one-half times Mr. Cole’s then current annual salary.

If there is a change in control, Mr. Cole will be entitled to the following benefits: a lump sum payment equal to (i) two times his base salary, (ii) all payments, benefits, bonuses or incentives, subject to their plan document, that would ordinarily be available to other employees, and (iii) accelerated vesting of any unvested deferred compensation. If Mr. Cole’s employment is terminated by the Bank without Cause or he resigns for Good Reason, he will be entitled to continuing medical, life and disability insurance coverage on the same basis as prior to termination for the remainder of the then current term.

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If Mr.Cole’s employment is terminated due to disability or if he dies during the term, he or his designated beneficiary, spouse or estate will be entitled to a lump sum payment of his earned compensation and pro-rata share of his annual bonus target amount for that year.

For purposes of the Agreement, “Good Reason” means (i) the failure to continue in effect any material benefit set forth in the Agreement (unless done on a Bank-wide basis), (ii) a material breach of the agreement by the Bank, or (iii) a Change in Control.

For purposes of the Agreement, “Change in Control” means (i) the acquisition by any person or group of the power to vote, or the acquisition of, more than 50% ownership of Bank’s or the Company’s voting stock, (ii) the acquisition by any person or group, during the twelve month period ending on the date of the most recent acquisition, of ownership of stock possessing fifty percent (50%) or more of the total voting power of the stock of the Company, (iii) the replacement during any twelve month period of a majority of the members of the Board of Directors of the Company by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of such appointment or election, or (iv) the acquisition by any person or group, during the twelve month period ending on the date of the most recent acquisition, of assets of the Bank having a total gross fair market value of more than eighty percent (80%) of the total gross fair market value of all of the assets of the Bank immediately prior to such acquisition.

The amounts which would have been payable to Mr. Cole assuming a termination event on December 31, 2016, are addressed in the Potential Payments Upon Termination or Change in Control section beginning on page 28.

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m)(5) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $500,000 that is paid to certain individuals. The Company believes that compensation paid under the incentive plans are generally fully deductible for federal income tax purposes.

Board of Directors and Compensation Committee Discretion; Adjustments

Additional performance bonuses, restricted stock, and other stock-based awards may be made within the discretion of the Compensation Committee and the Board of Directors. The Compensation Committee also may consider other factors, and may change the basis of assessing our performance in the future, based upon our annual or longer-term goals.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation/Human Resources Committee was an officer or employee of the Company or any of its subsidiaries during 2016, nor has any member of the Committee ever been an officer or employee of the Company or any of its subsidiaries. No current member of the Committee or executive officer of the Company had a relationship during 2016 requiring disclosure in this proxy statement under Item 404 or Item 407(e)(4) of SEC Regulation S-K.

Compensation Committee Report

The Compensation Committee certifies that it has reviewed with senior risk officers the Senior Executive Officer (“SEO”) incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the financial institution.

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The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION
COMMITTEE

E. Ricky Gibson, Chairman
David W. Bomboy
Ted E. Parker
Andrew D. Stetelman

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Executive Compensation Tables

The First Bancshares, Inc.

Summary Compensation Table (SCT)

For the Year Ended December 31, 2016

Name and Principal Position	Year	Salary	Non-equity Incentive Plan Compensation	Stock Awards (3)	All Other Compensation (4)	Total
M. Ray (Hoppy) Cole, Jr., President and Chief Executive Officer	2016	$360,374.37	$0.00	$183,667.90	$73,262.55	$617,304.82
	2015	309,999.41	0.00	122,955.30	58,362.48	491,317.19
	2014	289,272.21	0.00	145,372.48	36,486.49	471,131.18
Donna (Dee Dee) Lowery, Chief Financial Officer	2016	184,356.96	27,450.00	56,183.40	17,192.22	285,182.58
	2015	164,529.64	18,251.75	55,800.00	15,302.64	253,884.03
	2014	162,046.52	22,552.88	54,933.60	7,334.08	246,867.08
W. Wade Neth, President, Alabama Region (1)	2016	187,301.86	17,039.34	56,183.40	7,484.59	268,009.19
	2015	180,496.86	12,916.82	55,800.00	9,218.99	258,432.67
	2014	177,131.36	12,617.50	20,400.00	7,213.43	217,362.29
Ray L. Wesson, Jr., President, Southern Region (1)	2016	182,966.75	15,759.00	56,183.40	6,541.56	261,450.71
	2015	182,986.31	12,263.72	55,800.00	7,097.73	258,147.76
	2014	179,678.52	13,139.70	42,933.60	7,120.00	242,871.82
Douglas Eric Waldron, President, Northern Region (1)	2016	183,206.25	16,623.00	56,183.40	4,797.38	260,810.03
	2015	173,496.36	12,551.00	55,800.00	6,490.55	248,337.91
	2014	169,132.21	14,000.00	42,933.60	5,910.84	231,976.65

(1)	W. Wade Neth, Ray L. Wesson, Jr., and Douglas Eric Waldron are executive officers of the bank and not the holding company
(2)	Reflects annual incentive award payments pursuant to our incentive bonus compensation plan. See 2016 Executive Compensation Components-Performance-Based Cash Incentive Bonus Compensation beginning on page 5 for more information.
(3)	Value based on value at grant date of $18.00 per share for 3-1-16 and $17.15 per share for 2-1-16, $13.95 per share for 2-1-15, $15.00 per share for 11-3-14, $14.40 per share for 4-30-14, $14.24 per share for 2-1-14, and valued in accordance with FASB Topic 718.
(4)	All other Compensation Detail

22

The First Bancshares, Inc.

SCT (Continued)

All Other Compensation

For the Year Ended December 31, 2016

Name	Year	Auto Allowance	401(k) Match	Group Term Life Insurance	Split Dollar Death Benefit BOLI	Supplemental Executive Retirement Plan	Additional Compensation (1)(2)	Total All Other Compensation
M. Ray (Hoppy) Cole, Jr.	2016	$3,837.75	$7,950.04	$385.20	$188.00	$28,758.00	$32,143.56	$73,262.55
	2015	2,208.00	7,695.44	385.20	180.00	21,609.00	26,284.84	58,362.48
	2014	3,103.00	7,799.97	432.00	172.00	0.00	24,979.52	36,486.49
Donna (Dee Dee) Lowery	2016	0.00	5,598.97	349.20	130.00	9,599.00	1,515.05	17,192.22
	2015	0.00	5,146.31	339.00	426.00	7,294.00	2,097.33	15,302.64
	2014	0.00	4,947.40	380.16	396.00	0.00	1,610.52	7,334.08
W. Wade Neth (3)	2016	0.00	5,800.71	383.88	0.00	0.00	1,300.00	7,484.59
	2015	0.00	5,608.11	374.88	0.00	0.00	3,236.00	9,218.99
	2014	0.00	5,497.59	411.84	0.00	0.00	1,304.00	7,213.43
Ray L. Wesson, Jr. (3)	2016	135.00	5,541.00	366.00	0.00	0.00	499.56	6,541.56
	2015	320.00	5,534.73	357.00	0.00	0.00	886.00	7,097.73
	2014	608.00	5,431.16	400.32	0.00	0.00	680.52	7,120.00
Douglas Eric Waldron (3)	2016	0.00	1,521.62	376.20	0.00	0.00	2,899.56	4,797.38
	2015	0.00	3,361.87	364.68	0.00	0.00	2,764.00	6,490.55
	2014	0.00	2,625.00	400.32	0.00	0.00	2,885.52	5,910.84

(1)	Represents reimbursement for club dues and cell phones for all named executives.
(2)	Includes fees paid to M. Ray (Hoppy) Cole, Jr. for 2016 in the amount of $28,300 representing Fees Earned or Paid in Cash, consisting of $16,800 in director fees and $11,500 in annual retainer fees, based on attendance, in the amount of $3,500 paid to Directors of The First Bancshares, Inc. and $8,000 paid to Directors of The First, A National Banking Association.
(3)	W. Wade Neth, Ray L. Wesson, Jr., and Douglas Eric Waldron are executive officers of the bank and not the holding company.

23

The First Bancshares, Inc. Grants of Plan-Based Awards
As of December 31, 2016

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares Of Stock or	All Other Option Awards: Number of Securities	Exercise Or Base Price of Option	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Underlying Options (#)	Awards ($/Sh)	Option Awards
M. Ray (Hoppy) Cole, Jr.	2/1/2016	-	-	-	-	-	-	10,106	-	-	$173,317.90
	3/1/2016							575	-	-	10,350.00
Donna (Dee Dee) Lowery	2/1/2016	-	-	-	-	-	-	3,276	-	-	56,183.40
W. Wade Neth (1)	2/1/2016	-	-	-	-	-	-	3,276	-	-	56,183.40
Ray L. Wesson, Jr. (1)	2/1/2016	-	-	-	-	-	-	3,276	-	-	56,183.40
Douglas Eric Waldron (1)	2/1/2016	-	-	-	-	-	-	3,276	-	-	56,183.40

(1)	W. Wade Neth, Ray L. Wesson, Jr. and Douglas Eric Waldron are executive officers of the bank and not the holding company

24

The First Bancshares, Inc.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2016

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Vesting Date
M. Ray (Hoppy) Cole, Jr.	-	-	-	-	-	8,102	$115,372.48	-	-	2/1/2017
“	-	-	-	-	-	2,000	30,000.00	-	-	11/3/2019
“	-	-	-	-	-	8,814	122,955.30	-	-	2/1/2020
“	-	-	-	-	-	10,106	173,317.90	-	-	2/1/2021
“	-	-	-	-	-	575	10,350.00	-	-	3/1/2021
Donna (Dee Dee) Lowery	-	-	-	-	-	3,015	42,933.60	-	-	2/1/2017
“	-	-	-	-	-	800	12,000.00	-	-	11/3/2019
“	-	-	-	-	-	4,000	55,800.00	-	-	2/1/2020
“	-	-	-	-	-	3,276	56,183.40	-	-	2/1/2021
W. Wade Neth	-	-	-	-	-	1,000	14,400.00	-	-	4/30/2017
“	-	-	-	-	-	400	6,000.00	-	-	11/3/2019
“	-	-	-	-	-	4,000	55,800.00	-	-	2/1/2020

25

The First Bancshares, Inc. Outstanding Equity Awards at Fiscal Year-End (Continued)
For the Year Ended December 31, 2016

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Vesting Date
W. Wade Neth, (continued)	-	-	-	-	-	3,276	56,183.40	-	-	2/1/2021
Ray L. Wesson, Jr. (1)	-	-	-	-	-	3,015	42,933.60	-	-	2/1/2017
“	-	-	-	-	-	4,000	55,800.00	-	-	2/1/2020
“	-	-	-	-	-	3,276	56,183.40	-	-	2/1/2021
Douglas Eric Waldron (1)	-	-	-	-	-	3,015	42,933.60	-	-	2/1/2017
“	-	-	-	-	-	4,000	55,800.00	-	-	2/1/2020
“	-	-	-	-	-	3,276	56,183.40	-	-	2/1/2021

(1)	W. Wade Neth, Ray L. Wesson, Jr. and Douglas Eric Waldron are executive officers of the bank and not the holding company

26

The First Bancshares, Inc.

Option Exercises and Stock Vested

For the Year Ended December 31, 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
M. Ray (Hoppy) Cole, Jr.	-	-	4,460	$80,280.00
“	-	-	5,000	87,500.00
Donna (Dee Dee) Lowery	-	-	1,613	29,034.00
“	-	-	2,000	35,000.00
W. Wade Neth (1)	-	-	1,000	17,500.00
Ray L. Wesson, Jr. (1)	-	-	1,613	29,034.00
Douglas Eric Waldron (1)	-	-	1,613	29,034.00

(1)	W. Wade Neth, Ray L. Wesson, Jr. and Douglas Eric Waldron are executive officers of the bank and not the holding company

27

The First Bancshares, Inc. Potential Payments Upon Termination or Change-in-Control As of December 31, 2016

Executive Benefits and Payments Upon Termination or Change-in-Control	Normal Retirement		Death		Disability		Termination without Cause or for Good Reason		Change in Control Only		Termination without Cause Following Change in Control
M. Ray (Hoppy) Cole, Jr.
Compensation:
Base Salary	$-		$-		$180,645	(2)	$544,589	(3)	$722,580	(4)	$-
Benefits & Perquisites:
BOLI Death Benefit	-		200,000		-		-		-		-
Restricted Stock Awards	813,918	(5)	813,918	(5)	-		-		813,918	(6)	813,918	(8)
Supplemental Executive
Retirement Plan (SERP)	975,760	(9)	2,961,650	(11)	194,874	(12)	38,975	(13)	975,760	(12)	975,760	(13)
Donna (Dee Dee) Lowery
Compensation:
Base Salary	-		-		-		-		274,500	(7)	-
Benefits & Perquisites:
BOLI Death Benefit	-		200,000		-		-		-		-
Restricted Stock Awards	305,003	(5)	305,003	(5)	-		-		305,003	(6)	305,003	(8)
Supplemental Executive
Retirement Plan (SERP)	406,532	(10)	1,337,100	(11)	65,236	(12)	13,047	(13)	406,532	(12)	406,532	(13)
W. Wade Neth (1)
Compensation:
Base Salary	-		-		-		-		-		-
Benefits & Perquisites:
BOLI Death Benefit	-		-		-		-		-		-

28

The First Bancshares, Inc.

Potential Payments Upon Termination or Change-in-Control (Continued)

As of December 31, 2016

Executive Benefits and Payments Upon Termination or Change-in-Control	Normal Retirement		Death		Disability		Termination without Cause or For Good Reason		Change in Control Only		Termination without Cause Following Change in Control
W. Wade Neth, (continued)
Restricted Stock Awards	238,590	(5)	238,590	(5)	-		-		238,590	(6)	238,590	(8)
Supplemental Executive
Retirement Plan (SERP)	72,005	(14)	680,000	(11)	5,143	(12)	0	(13)	72,005	(12)	72,005	(13)
Ray L. Wesson, Jr. (1)
Compensation:
Base Salary	-		-		-		-		-		-
Benefits & Perquisites:
BOLI Death Benefit	-		-		-		-		-		-
Restricted Stock Awards	283,003	(5)	283,003	(5)	-		-		283,003	(6)	283,003	(8)
Supplemental Executive
Retirement Plan (SERP)	60,797	(14)	-		3,357	(12)	0	(13)	60,797	(12)	60,797	(13)
Douglas Eric Waldron (1)
Compensation:
Base Salary	-		-		-		-		-		-
Benefits & Perquisites:
BOLI Death Benefit	-		-		-		-		-		-
Restricted Stock Awards	283,003	(5)	283,003	(5)	-		-		283,003	(6)	283,003	(8)
Supplemental Executive
Retirement Plan (SERP)	59,695	(14)	680,000	(11)	3,217	(12)	0	(13)	59,695	(12)	59,695	(13)

29

The First Bancshares, Inc.

Potential Payments Upon Termination or Change-in-Control (Continued)

As of December 31, 2016

(1)	W. Wade Neth, Ray L. Wesson, Jr., and Douglas Eric Waldron are executive officers of the bank and not the Company.
(2)	In the event of disability of Executive, salary will continue for 6 months or, if earlier, until date payments begin under disability insurance policy.
(3)	Lump sum severance payment and continuation of health benefits to end of term in the amount of $544,589 which includes eighteen times monthly salary totaling $541,935 plus health benefits of $2,654 through the end of the expiration of the second contract term, 5-31-17.
(4)	Lump sum severance in the amount of 2x current annual salary, and bonuses, etc. that would have been paid.
(5)	All non-vested restricted stock awards will become fully vested at the retirement or death of the NEO’s. None of the NEO’s have reached retirement age under the RSA Agreement. Calculated based on 12-31-16 stock closing price of $27.50 per share.
(6)	All non-vested restricted stock awards will become fully vested in the event of a change of control in which the Company is not the survivor or if the acquirer does not assume the obligations. Calculated based on 12-31-16 stock closing price of $27.50 per share.
(7)	Arrangement provides for 1 1/2 x current annual salary.
(8)	All non-vested restricted stock awards will become fully vested if termination without cause occurs with 24 months of a change in control in which the Company is the survivor or the acquirer has assumed the obligations. Calculated based on 12-31-16 stock closing price of $27.50 per share.
(9)	Upon Separation from Service following attainment of age 65, Normal Retirement Benefit shall be $164,110 per year for 15 years, payable in 180 equal monthly installments
(10)	Upon Separation from Service following attainment of age 65, Normal Retirement Benefit shall be $89,140 per year for 15 years, payable in 180 equal monthly installments
(11)	In the event of death while in active service of the bank, beneficiary(s) shall be paid $2,961,650 and $1,337,100, $680,000, $680,000, and $680,000 respectively. In the event of death during benefit payment period, beneficiary(s) shall receive remaining installment payments.
(12)	The SERP Agreement includes a benefit provision for Change in Control and Disability. The actual benefit payable would be calculated upon such an event.
(13)	Upon Separation from Service prior to age 65, the benefit shall be equal to the vested portion of the Accrued Liability Balance calculated as of the date of Separation from Service.
(14)	Upon Separation from Service following attainment of age 65, Normal Retirement Benefit shall be $12,000 per year for 15 years, payable in 180 equal monthly installments.

30

Director Compensation

Fees Earned or Paid in Cash. Directors of the Company were paid an annual retainer of $3,500. In order to receive the retainer, directors of the Company must attend at least 75% of the scheduled board and committee meetings during the year. Company directors were paid $750 per meeting, which consisted of four regularly scheduled meetings and eight specially called meetings. Further, directors of the bank were paid an annual retainer of $8,000. In order to receive the retainer, directors of the bank must attend at least 75% of the scheduled board and committee meetings during the year. The bank directors were paid $600 per meeting which consisted of twelve regularly scheduled meetings and one specially called meeting. Directors who served on the audit committee of the Company were paid $400 per meeting; directors who served on the compensation committee of the Company were paid $300 per meeting; directors who served on the nominating committee of the Company were paid $300 per meeting; and directors who served on the executive committee of the Company were paid $400 per meeting. Directors who served on the risk committee of the bank board were paid $300 per meeting, and directors who served on the loan committee were paid $300 per meeting. The Chairman of the Board of the Company was paid a retainer of $7,000 per quarter. Each of the chairmen of the audit, personnel and nominating committees were paid a retainer of $500 per quarter. The chairman of the risk committee was paid a retainer of $500 per quarter, as well.

Stock Awards. Directors of both the Company and bank are awarded restricted stock grants of 1,000 shares and the Chairman of the Board, who is a director of both the Company and bank is awarded a restricted stock grant of 2,500 shares. Directors of the bank who are not directors of the Company are awarded a restricted stock grant of 250 shares, and directors of the Company who are not directors of the bank are awarded a restricted stock grant of 500 shares.

31

The First Bancshares, Inc.

Director Compensation Table

For the Year Ended December 31, 2016

The table below summarizes the total compensation paid to or earned by our non-management directors (1) during 2016.

	Fees Earned or Paid in Cash	Stock Awards ($)(2)	All Other Cash Compensation	Total
David W. Bomboy	$7,500.00	$17,150.00	$13,650.00	$38,300.00
E. Ricky Gibson	16,300.00	42,875.00	58,000.00	117,175.00
Charles R. Lightsey	18,300.00	17,150.00	28,200.00	63,650.00
Fred A. McMurry	14,300.00	17,150.00	23,600.00	55,050.00
Gregory H. Mitchell	14,500.00	17,150.00	12,400.00	44,050.00
Ted E. Parker	14,300.00	17,150.00	23,900.00	55,350.00
J. Douglas Seidenburg	15,750.00	17,150.00	21,600.00	54,500.00
Andrew D. Stetelman	11,750.00	17,150.00	24,800.00	53,700.00

(1)	M. Ray (Hoppy) Cole, Jr. did not receive director stock awards. The director fees he received are shown in Summary Compensation Table under “All Other Compensation”.
(2)	Value based on value at grant date of $17.15 per share for 1,000 shares to each director and 2,500 shares to the Chairman of the Board and valued in accordance with FASB Topic 718.
(3)	Directors of the bank were paid an annual retainer of $8,000 based on attendance requirements.

32

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock in the Company owned by the directors, director nominees, and NEOs, as of March 15, 2017.

Name of	Amount and Nature		Unvested	Percent of
Beneficial Owner	of Beneficial Ownership(2)		Restricted Stock(3)	Class(4)

Rodney D. Bennett (7)	1,000		250	0.01%

David W. Bomboy, M.D.	123,080		3,000	1.38%

M. Ray (Hoppy) Cole, Jr.	40,975		32,212	0.80%

E. Ricky Gibson	87,769		7,500	1.04%

Charles R. Lightsey	78,156		3,000	0.89%

Fred A. McMurry	87,519	(5)	3,000	0.99%

Gregory H. Mitchell	7,001		2,500	0.10%

Thomas E. Mitchell (7)	-		250	0.002%

Ted E. Parker	78,672		3,000	0.89%

J. Douglas Seidenburg	94,740	(6)	3,000	1.07%

Andrew D. Stetelman	45,917		3,000	0.53%

Donna (Dee Dee) Lowery	22,297		12,076	0.38%

W. Wade Neth (1)	1,000		12,676	0.15%

Ray L. Wesson, Jr. (1)	9,602		11,276	0.23%

Douglas Eric Waldron (1)	5,354		11,276	0.18%

Directors and Executive Officers as a group	666,126		72,288	8.08%

(1)	W. Wade Neth, Ray L. Wesson, Jr., and Douglas Eric Waldron are executive officers of the bank and not the Company.
(2)	Includes shares for which the named person:

33

-	has sole voting and investment power,
-	has shared voting and investment power with a spouse, or
-	holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.
(3)	Restricted Stock granted under The First Bancshares, Inc. 2007 Stock Incentive Plan
(4)	Calculated based on 9,144,412 shares outstanding
(5)	Includes 5,634 shares registered to Oak Grove Land Company, Inc. Fred A. McMurry, a Director of the Company, is a 33% owner of the Oak Grove Land Company, Inc. Fred A. McMurry disclaims beneficial ownership of the shares held by Oak Grove Land Company, Inc. except to the extent of his pecuniary interest therein.
(6)	Includes 2,500 shares registered to M.D. Outdoor LLC. J. Douglas Seidenburg is a Member of M.D. Outdoor LLC and as such is the natural person having voting and dispositive power over the shares. Mr. Seidenburg is a Director of the Company. Mr. Seidenburg disclaims beneficial ownership of the shares held by M.D. Outdoor LLC except to the extent of his pecuniary interest therein.
(7)	Director nominees received a grant of restricted stock in the amount of 250 shares each because of their service on the board of the bank.

Stock Ownership of Principal Stockholders

As of March 15, 2017, to the registrant’s knowledge, there were three beneficial owners of five percent (5%) or more of the outstanding common stock.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of common stock in the Company owned by the certain beneficial owners with more than five percent ownership in the Company’s stock as of March 15, 2017.

		Amount and
Title of Class	Name and Address of Beneficial Owner	Nature of Beneficial Ownership	Percent of Class (1)

Common Stock	Charles J. Moore, Banc Funds Company, L.L.C. and affiliates (2) 20 North Wacker Drive, Suite 3300 Chicago, IL 60606	708,843	7.75%

Common Stock	RMB Capital Management, LLC, and affiliates (3) 15 S. LaSalle Street, 34th Floor Chicago, IL 60603	576,034	6.3%

Common Stock	Joseph A. Stieven, Stieven Financial Investors, LP and affiliates (4) 12412 Powers Court Dr., Suite 250 St. Louis, MO 63131	461,393	5.05%

34

(1)	Calculated based on 9,144,412 shares outstanding
(2)	Based on Schedule 13G/A filed February 14, 2017 by Banc Funds Company, LLC, and affiliates providing the following holdings based on sole dispositive power: Banc Fund VI L.P. (0 shares), Banc Fund VII L.P. (163,235 shares), Banc Fund VIII L.P. (354,554 shares), and Banc Fund IX L.P. (191,054 shares) (collectively, the “Funds”), representing total beneficial ownership of 708,843 shares. Banc Funds Company, L.L.C. (“Banc Funds”) is the general partner of the general partner of each of the Funds. As reported in the Schedule 13G/A, Charles J. Moore, has sole voting and dispositive power with respect to all of the shares covered by the Schedule 13G, through his positions as manager of the Funds and principal of Banc Funds.
(3)	Based on Schedule 13G filed February 13, 2017 by RMB Capital Management, LLC and affiliates providing the following holdings based on shared voting and dispositive power over 576,034 shares in the aggregate as follows: RMB Capital Holdings, LLC (576,034 shares), RMB Capital Management, LLC (576,034 shares), Iron Road Capital Partners, LLC (18,932 shares), RMB Mendon Managers, LLC (197,798 shares), Mendon Capital Advisors Corp. (359,304).
(4)	Based on Schedule 13G filed January 9, 2017 by Stieven Capital Advisors, L.P. and affiliates providing the following holdings based on shared dispositive power: Stieven Financial Investors, L.P. (379,918 shares) and Stieven Financial Offshore Investors, Ltd. (81,475 shares) (collectively the “Stieven Funds”), representing total beneficial ownership of 461,393 shares. Stieven Capital Advisors, L.P. (“Stieven Capital Advisors”) is the investment advisor to the Stieven Funds and has shared dispositive power with respect to 461,393 shares. As reported in the 13G, Joseph A. Stieven is Chief Executive Officer of Stieven Capital Advisors, and has shared dispositive power with respect to 461,393 shares.

Corporate Governance

Corporate Governance Guidelines.  The Board of Directors’ Nominating Committee has enacted guidelines to determine director independence and qualifications for directors which conform to the independence requirements of the NASDAQ Stock Exchange listing standards. The Nominating Committee Charter is published at the Corporation’s website under the “Corporate Governance” at www.thefirstbank.com. The Board of Directors regularly reviews corporate governance developments and considers modifications to its governance charter to clarify and augment the Board of Directors’ processes, including those relating to risk oversight.

The Board’s Role in Risk Oversight.  The Company believes that each member of the Company’s Board of Directors in his or her fiduciary capacity has a responsibility to monitor and manage risks faced by the Company. At a minimum, this requires the members of the Company’s Board of Directors to be actively engaged in board discussions, review materials provided to them, and know when it is appropriate to request further information from management and/or engage the assistance of outside advisors. Furthermore, because the banking industry is highly regulated, certain risks to the Company are monitored by the Board of Directors, and the Audit Committee and Risk Committee through the review of the Company’s and bank’s compliance with regulations set forth by its regulatory authorities and recommendations contained in regulatory examinations.

The Board of Directors of The First, A National Banking Association has a Risk Committee which is responsible for risk oversight and regularly reports to the Board of Directors on its findings. This Committee monitors compliance with regulations and policies. The other committees concentrate on specific risks for which they have an expertise, and each committee is required to regularly report to the Board of Directors on its findings. For example, the Audit Committee of the Board of Director of The First, A National Banking Association, and The First Bancshares, Inc. regularly monitors the Company’s exposure to certain reputational risks by establishing and evaluating the effectiveness of company programs to report and monitor fraud and by monitoring the Company’s internal controls over financial reporting. The Compensation Committee’s role in monitoring the risks related to the Company’s compensation structure is discussed in further detail below.

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Director Independence.  The First Bancshares, Inc. currently has eight independent directors out of nine. The independent directors are David W. Bomboy, E. Ricky Gibson, Charles R. Lightsey, Fred A. McMurry, Gregory H. Mitchell, Ted E. Parker, J. Douglas Seidenburg, and Andrew D. Stetelman. In addition, the two new director nominees have been determined by the Board of Directors to be independent. The Board of Directors has satisfied, and expects to continue to satisfy, its objective that at least a majority of the Board of Directors should consist of independent directors. For a director to be considered independent, the Board of Directors must determine that the director does not have any direct or indirect material relationship with the Company. The Board of Directors has established guidelines to assist it in determining director independence which conform to the independence requirements of the NASDAQ Stock Exchange listing standards. In addition to applying these guidelines, the Board of Directors will consider all relevant facts and circumstances in making an independence determination.

In the course of the Board of Director’s determination regarding independence, it considers any transactions, relationships and arrangements as required by the Company’s independence guidelines.

All members of the Audit Committee, Compensation Committee, and Nominating Committee must be independent directors as defined by NASDAQ. Members of the Audit Committee also must satisfy a separate Securities and Exchange Commission (“SEC”) independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or its subsidiaries other than their compensation for serving as a director.

Director Candidates, Qualifications and Diversity.  In considering whether to recommend any candidate for inclusion in the Board of Director’s slate of recommended director nominees, including candidates recommended by shareholders, the Nominating Committee will consider a number of criteria, including, without limitation, financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; independence and any other factors the Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations. Although the Nominating Committee has no official policy regarding diversity, the Committee seeks well-qualified nominees, and believes its Board of Directors represents a wide variety of backgrounds.

Board Leadership Structure.   The Board of Directors of the Company is currently made up of nine individuals, one of whom is an insider as an executive of the Company. The eight outside directors have a wide variety of business experience and bring that experience to bear in fulfilling their duties as directors of the Company. The Chairman and Chief Executive Officer positions are held separately. All independent directors have an equal voice in the business of the Company.

Standards of Conduct.  All directors, officers and employees of The First Bancshares, Inc. must act ethically at all times and in accordance with the policies comprising of the Code of Ethics for Financial Officers, a copy of which can be found at the Company’s internet website, www.thefirstbank.com.

Communicating Concerns to Directors.  The Audit Committee and the non-management directors have established procedures to enable any employee who has a concern about The First Bancshares’ conduct, policies, accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Board of Directors through written notification directed to the Chairman of the Audit Committee, Doug Seidenburg, at P. O. Box 1197, Laurel, MS 39441, or by email to DougS@sburgcpa.com. Such communications may be confidential or anonymous. The Company’s Whistleblower Policy is available on the Company’s website, www.thefirstbank.com. The status of any outstanding concern, if any, is reported to the non-management directors of the Board of Directors periodically by the Chairman of the Audit Committee.

Shareholder Communications.  Shareholders may communicate with all or any member of the Board of Directors by addressing correspondence to the “Board of Directors” or to the individual director and addressing such communication to Chandra B. Kidd, Secretary, The First Bancshares, Inc., P. O. Box 15549, Hattiesburg, Mississippi, 39404. All communications so addressed will be forwarded to the Chairman of the Board of Directors (in case of correspondence addressed to the “Board of Directors”) or to the individual director without exception.

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Additional Information Concerning Officers and Directors

Meetings of the Board of Directors

It is the policy of the Company that directors attend all meetings. During the year ended December 31, 2016 the Board of Directors of the Company held 12 meetings which included 8 specially called meetings. All of the directors of the Company attended at least 75% of the aggregate of the scheduled Board meetings and the scheduled meetings of each committee on which they served with the exception of David W. Bomboy who attended 50% of the scheduled board meetings of the Company. The Board of Directors of the Bank held 12 regularly scheduled meetings and one specially called meeting during the year ended December 31, 2016.

Annual Meeting Attendance

The Company encourages attendance of all of its directors at the annual meeting. All of the Board of Directors of the Company attended the 2016 Annual Meeting.

Committees of the Board of Directors

The Company's Board of Directors has appointed an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee.

The Audit Committee of the Company is composed of the following independent members: J. Douglas Seidenburg, E. Ricky Gibson, Gregory H. Mitchell, and Charles R. Lightsey. The Audit Committee met five times during the year ended December 31, 2016. On February 21, 2002, the Board adopted a written Audit Committee Charter, a copy of which can be found at the Company’s internet website at www.thefirstbank.com under “Corporate Governance”. The Audit Committee has the responsibility of reviewing the Company’s financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The Committee also recommends to the Board of the Company the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses. The Audit Committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts for the Company. The Audit Committee reports its findings to the Board of Directors of the Company. The Board of Directors has determined that the members of the Audit Committee are independent. The Board of Directors has also determined that there is at least one independent audit committee financial expert, J. Douglas Seidenburg, serving on the Audit Committee, as the terms independent and audit committee financial experts are used in pertinent Securities and Exchange Commission laws and regulations.

The Compensation Committee is responsible for establishing the compensation plans for the Company and the bank. Its duties include the development with management of all benefit plans for employees of the Company and the bank, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. The Committee makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards to all named executive officers of the Company. Decisions regarding the non-equity compensation of other executive officers are made by the Committee and the Chief Executive Officer. The Committee and the Chief Executive Officer annually review the performance of each of the named executive officers (other than the Chief Executive Officer whose performance is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives. On April 4, 2008, the Board of Directors adopted a written Compensation Committee Charter and a Compensation Philosophy, which can be found at the Company’s internet website at www.thefirstbank.com under “Corporate Governance”. The Compensation Committee met ten times during the year ended December 31, 2016. The Compensation Committee is composed of the following members: E. Ricky Gibson, David W. Bomboy, Ted E. Parker, and Andrew Stetelman, all of whom are independent directors.

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The Nominating Committee is responsible for nominating individuals for election to the Company's Board of Directors. The Nominating Committee met four times during the year ended December 31, 2016, and consists of Charles R. Lightsey, Fred A. McMurry, Ted E. Parker, and Ricky Gibson, all of whom were independent directors. The Company adopted a Nominating Committee Charter on May 27, 2004. A copy of the Nominating Committee Charter can be found at the Company’s internet website at www.thefirstbank.com under “Corporate Governance”. The Nominating Committee welcomes recommendations made by shareholders of the Company.

Any recommendations for nominations for directors for consideration by the Nominating Committee in making its recommendations to the Board of Directors for the 2018 annual meeting of shareholders should be made in writing addressed to the Nominating Committee, c/o Chandra Kidd at 6480 U.S. Highway 98 West (39402), Post Office Box 15549, Hattiesburg, Mississippi, 39404-5549, by December 13, 2017. It is the Nominating Committee's policy to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company's Board of Directors. The Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating Committee does not perceive a need to increase the size of the Board of Directors. The Nominating Committee will consider only those director candidates recommended in accordance with the Nominating Committee Shareholder Policies and Procedures, a copy of which was attached as Exhibit “C” to the Proxy Statement for the 2004 Annual Meeting. A copy of the Nominating Committee Shareholder Policies and Procedures can be found at the Company’s internet website at www.thefirstbank.com under “Corporate Governance”.

The Executive Committee’s primary purpose is to act on behalf of the Board of Directors between meetings of the Board of Directors. Membership consists of the Chairman, Vice-Chairman, CEO, and Chairman of Audit Committee, Chairman of Compensation Committee and Chairman of the Nominating Committee. Current members are Ricky Gibson, M. Ray (Hoppy) Cole, Jr., Doug Seidenburg, and Charles Lightsey. The Executive Committee met two times during the year ended December 31, 2016.

Additionally, the Board of Directors of the bank appointed a Risk Committee. The Risk Committee is responsible for risk oversight and regularly reports to the Board of Directors on its findings. This Committee monitors compliance with regulations and policies. Current Members are Charles Lightsey, Dr. Rodney Bennett (currently a director of the bank), M. Ray (Hoppy) Cole, Jr., and Fred McMurry. The committee met four times during the year ended December 31, 2016.

Report of the Audit Committee

The Audit Committee of the Company has:

-	reviewed and discussed the audited financial statements with management of the Company.

-	discussed with the independent auditors the matters required to be discussed under the Auditing Standard No. 1301 of the Public Company Accounting Oversight Board (PCAOB).

-	received the written disclosures and the letter from the independent auditors required by the PCAOB from the auditors and have discussed with the independent auditors the auditors' independence.

-	based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

The Board of Directors has determined that the members of the Audit Committee are independent as defined in pertinent NASDAQ rules.

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Members of the Audit Committee:

J. Douglas Seidenburg

E. Ricky Gibson

Gregory H. Mitchell

Charles R. Lightsey

Certain Relationships and Related Transactions

Officers, directors and 10% beneficial owners of the Company and its associates, including members of their families or corporations, partnerships, or other organizations in which such officers or directors have a controlling interest, are customers of the bank and have transactions with the banks in the ordinary course of business, and may continue to do so in the future.

All outstanding loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features. All directors other than M. Ray (Hoppy) Cole, Jr. are independent as defined in pertinent Nasdaq rules.

During 2016, Ellen N. Cole, President, Pascagoula Branch, was paid total gross compensation of $177,702 which included approximately $144,541 in salary, $9,631 in annual incentive bonus paid in cash, and a grant of 788 shares of time vesting restricted stock of the Company. Mrs. Cole is the mother of M. Ray (Hoppy) Cole, Jr., President and CEO of the Company and the bank, and also a director.

During 2016, Milton R. (Mit) Cole, III, President, Laurel Branch, was paid total gross compensation of $156,707, which included approximately $112,454 in salary, $7,570 in annual incentive bonus paid in cash and a grant of 1,749 shares of time vesting restricted stock of the Company. Mr. Cole is the son of M. Ray (Hoppy) Cole, Jr., President and CEO of the Company and the bank, and also a director.

Additionally, Chase Blankenship, Vice President and Commercial Lender, Hattiesburg, MS, is the son-in-law of Chairman of the Board and Director E. Ricky Gibson. Mr. Blankenship did not earn 2016 compensation in excess of the threshold that requires detailed disclosures under federal proxy rules.

There are other personnel throughout the Company related by birth or marriage, though none are related to Directors or Executive Officers of the Company.

Each year, directors, officers, and employees provide information regarding related party transactions. Although there is no formal written pre-approval procedure governing related party transactions, approval of the board is sought before engaging in any new related party transaction involving significant sums or risks. Approval of the board is also sought prior to hiring a family member of a director or executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and beneficial owners of more than 10% to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Executive officers and directors are required by Securities and Exchange Commission Regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2016, the Company’s executive officers and directors complied with all applicable Section 16(a) filing requirements.

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Independent Registered Public Accounting Firm

T.E. Lott & Company were the independent auditors for the Company during the fiscal year ending December 31, 2016. The Company expects a representative of this firm to attend the Meeting, to have the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions from shareholders.

Fees and Related Disclosures for Accounting Services

The following is a summary of fees related to services performed for the Company by T.E. Lott & Company for the years ended December 31, 2016 and 2015:

	2016	2015
Audit Fees – Audit of the consolidated statements and internal control over quarterly review of Financial reporting, quarterly review of financial statements included in Form 10-Q and services in connection with consents and registration statements	$241,166	$136,020

Audit Related Fees – Services in connection with application of accounting pronouncements and acquisitions, SEC matters, and employee benefit plan audits	18,236	41,494

Tax Fees– Preparation of federal and state income tax and other returns, tax planning and consulting	23,248	16,557

All other fees	-	-

Total	$282,650	$194,071

The Audit Committee adopted pre-approval policies and procedures which require the Audit Committee to pre-approve the audit and non-audit services performed by the Company’s independent registered public accounting firm in order to assure that they do not impair the auditor’s independence. One hundred percent of the fees set forth above were approved by the Audit Committee. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

PROPOSAL 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors has appointed T.E. Lott & Company, a firm of independent certified public accountants, as auditors for the fiscal year ending December 31, 2017.

The Company has been advised that neither the firm nor any of its partners has any direct or any material indirect financial interest in the securities of the Company or its subsidiaries, except as auditors and consultants on accounting procedures and tax matters. The Board of Directors anticipates that representatives of T.E. Lott & Company will be in attendance at the Meeting, to make a statement or be available to respond to questions.

Although not required to do so, the Board of Directors has chosen to submit its appointment of T.E. Lott & Company for ratification by the Company's shareholders. If this proposal does not pass, the Board of Directors will reconsider the matter.

Vote Required to Ratify the Appointment of our Independent Registered Public Accounting Firm.

Proposal will be approved if votes cast in favor of the proposal exceeds votes cast against it.

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Recommendation of the Board of Directors

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3 – Advisory Vote on the Compensation of our Named Executive Officers

Pursuant to Section 14A of the Exchange Act, we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the rules of the SEC. This vote does not address any specific item of compensation but rather the overall compensation of our named executive officers and our compensation philosophy and practices as disclosed in the section titled “Executive Officer Compensation.” This disclosure includes the “Compensation Discussion and Analysis” and the “Executive Compensation Tables,” including the accompanying narrative disclosures. At the 2016 annual meeting of shareholders, we provided our shareholders with the opportunity to cast a non-binding advisory vote regarding the compensation of our named executive officers as disclosed in our proxy statement for the 2016 annual meeting of shareholders. Our shareholders approved the “say-on-pay” proposal by approximately 74% of our shareholders whose shares were present at the 2016 annual meeting and who voted or affirmatively abstained from voting (excluding broker non-votes). We are again asking our shareholders to vote on the following resolution:

RESOLVED, that the shareholders of First Bancshares Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the Company’s 2017 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission.

We understand that executive compensation is an important matter for our shareholders. Our core executive compensation philosophy and objectives continue to be designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns the interests of the executive officers with the Company’s overall business strategy, values and management initiatives intended to reward executives for strategic management and the enhancement of shareholder value and support a performance-oriented environment that rewards achievement of internal goals. In considering how to vote on this proposal, we encourage you to review all the relevant information in this Proxy Statement, including the “Compensation Discussion and Analysis”, the “Executive Compensation Tables,” and the rest of the narrative disclosures regarding our executive compensation program in the section titled “Executive Officer Compensation”.

While this advisory vote, commonly referred to as a “say-on-pay” vote, is not binding, the Board of Directors and the Compensation Committee value the opinion of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Vote Required to Approve, on an Advisory Basis, the Compensation of Our Named Executive Officers

Proposal will be approved if votes cast in favor of the proposal exceed votes cast against it.

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4 – Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers

Section 14A of the Exchange Act provides that shareholders must be given the opportunity to vote, on a non-binding, advisory basis, as to their preference on how frequently we should seek future “say-on-pay” votes on the compensation of our named executive officers as disclosed in this Proxy Statement. Accordingly, we are asking our shareholders to indicate, on a non-binding, advisory basis, whether they would prefer a “say-on-pay” vote on the compensation of our named executive officers to occur every one, two or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

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The Board of Directors recommends that we hold a “say-on-pay” vote on the compensation of our named executive officers every year. In formulating its recommendation, the Board of Directors considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with real-time and direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. The Board of Directors also believes that an annual vote enhances transparency and is consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.

As an advisory vote, this proposal is not binding on the Company, the Board of Directors, or the Compensation Committee. However, the Compensation Committee and the Board of Directors value the opinions expressed by our shareholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting the advisory vote on executive compensation.

Vote Required to Approve, on an Advisory Basis, the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers

Shareholders have the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the board. Because this advisory vote has three possible substantive responses (every one year, every two years, or every three years), we will consider shareholders to have “approved” the frequency selected by a plurality of the votes cast.

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS THAT YOU VOTE THAT WE HOLD AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY YEAR.

SOLICITATION OF PROXIES

The cost of soliciting proxies from shareholders will be borne by the Company. The initial solicitation will be by mail. Thereafter, proxies may be solicited by directors, officers and employees of the Company or the bank, by means of telephone, email or other electronic means, advertisements or personal contact, but without additional compensation therefore. The Company will reimburse brokers and other persons holding shares as nominees for their reasonable expenses in sending proxy soliciting material to the beneficial owners.

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PROPOSALS OF SHAREHOLDERS

Any proposal of a shareholder to be presented for action at the annual meeting of shareholders to be held in the year 2018 must be received at the Company's principal executive office no later than December 13, 2017, if it is to be included in the Company’s proxy statement. After this date, any proposal to be presented at the annual meeting but not included in the Company’s proxy statement will be considered untimely if not delivered on a date on or before the later of: (1) 60 days prior to the 2018 annual meeting or (2) 10 days after a notice of the meeting is provided to the shareholders. To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with the Company's bylaws relating to shareholder proposals and certain Securities and Exchange Commission Regulations in order to be included in the Company's proxy materials.

The accompanying Proxy is being solicited by the Company.

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TheFirst BANCSHARES, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., CST, on May 24, 2017.

Vote by Internet

- Go to **www.investorvote.com/FBMS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2 and 3, and that you vote that we hold an advisory vote on compensation of named executive officers every year.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Ted E. Parker	☐	☐	☐	02 - J. Douglas Seidenburg	☐	☐	☐	03 - Rodney D. Bennett, Ed.D	☐	☐	☐
04 - Thomas E. Mitchell	☐	☐	☐								

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

02KI5C

2017 Annual Meeting Admission Ticket

2017 Annual Meeting of
The First Bancshares, Inc. Shareholders
May 25, 2017 at 11:30 a.m. Central Time
The University of Southern Mississippi
Scianna Hall
118 College Drive, Hattiesburg, MS 39406
Upon arrival, please present this admission ticket
and photo identification at the registration desk.

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — The First Bancshares, Inc.

Notice of 2017 Annual Meeting of Shareholders

The University of Southern Mississippi, Scianna Hall, 118 College Drive, Hattiesburg, MS 39406
Proxy Solicited by Board of Directors for Annual Meeting – May 25, 2017

M. Ray (Hoppy) Cole, Jr., with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of The First Banschares, Inc. to be held on May 25, 2017, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxy will have authority to vote FOR all nominees, and FOR Proposals 2 and 3, and that we hold an advisory vote on compensation of named executive officers every year.

In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)